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                                                                   Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kimco Realty Corporation of our report dated October 25, 2005 relating to the financial statements of Kimco Realty Corp. 401(k) Plan, which appears in the Annual Report on Form 11-K of Kimco Realty Corp. 401(k) Plan for the year ended April 30, 2005.





GOLDSTEIN GOLUB KESSLER LLP



NEW YORK, NEW YORK

June 16, 2006